Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101

(Address of principal executive offices)	(Zip Code)

Frank Leslie
U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101
(651) 244-8677
(Name, address and telephone number of agent for service)

Orbital Sciences Corporation
Orbital International, Inc.

(Issuer with respect to the Securities)

Delaware Virginia	06-1209561 62-1446922

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21839 Atlantic Boulevard Dulles, Virginia	20166

(Address of Principal Executive Offices)	(Zip Code)

12% Second Priority Secured Notes due 2006 Guaranteed
by Orbital International, Inc.
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers. Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2001, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 18th day of November, 2002.

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Frank P. Leslie III

Frank P. Leslie III Vice President

By:	/s/ Lori-Anne Rosenberg

Lori-Anne Rosenberg Assistant Vice President

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Exhibit 6

CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 18, 2002

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Frank P. Leslie III

Frank P. Leslie III Vice President

By:	/s/ Lori-Anne Rosenberg

Lori-Anne Rosenberg Assistant Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2002

($000’s)

9/30/2002

Assets

Cash and Due From Depository Institutions	$8,809,794

Federal Reserve Stock	0

Securities	28,156,313

Federal Funds	975,986

Loans & Lease Financing Receivables	111,491,144

Fixed Assets	1,357,049

Intangible Assets	8,242,263

Other Assets	7,510,862

Total Assets	$166,543,411

Liabilities

Deposits	$112,901,360

Fed Funds	2,319,887

Treasury Demand Notes	0

Trading Liabilities	285,504

Other Borrowed Money	20,829,386

Acceptances	137,242

Subordinated Notes and Debentures	5,696,195

Other Liabilities	5,198,418

Total Liabilities	$147,367,992

Equity

Minority Interest in Subsidiaries	$990,010

Common and Preferred Stock	18,200

Surplus	11,312,077

Undivided Profits	6,855,132

Total Equity Capital	$19,175,419

Total Liabilities and Equity Capital	$166,543,411

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Frank P. Leslie III

Vice President

Date: October 18, 2002

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